UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report:  April 6, 2020

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.
Coppell, TX 75019
(Address of Principal Executive Offices, and Zip Code)

469.549.2000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

In order to provide our equity investors and senior note holders with greater transparency during a period of heightened market volatility, today Mr. Cooper Group Inc. (“Mr. Cooper Group” or the “Company”) provided preliminary estimates for first quarter 2020 results and the following additional disclosures.
Chairman and CEO Jay Bray commented, “During the last downturn, Mr. Cooper Group boarded large volumes of delinquent portfolios with high levels of advances, and we worked hard to keep our borrowers in their homes.  Since then we have built the largest nonbank platform in the industry, made significant investments in automation and efficiency, and embraced our role as the customer’s advocate.  In this unprecedented environment, our leadership team is focused 100% on delivering the services American homeowners need.”
Vice chairman and CFO Chris Marshall added, “Because the full extent of the virus and the associated economic impact cannot yet be quantified, we are proactively working with government, agency, and financing partners to identify and secure robust financing alternatives and clarify forbearance and modification policies, with the goal of ensuring that our customers are served even in an extreme downside scenario.”
Covid-19 Response – Team Members and Customers
In March, Mr. Cooper Group moved to a remote work environment to protect the health and wellness of its team members. Currently, greater than 95% of our team members are working from home.
Mr. Cooper Group is now offering forbearance plans consistent with the CARES Act and agency and FHA guidance.  As of April 3, 2020, we have placed over 86,000 of our customers on forbearance plans, or approximately 2.5% of our total customers.  Since the CARES Act was signed, forbearance volumes have ranged from approximately 8,000 to 22,000 per day.
Preliminary Results
On a preliminary basis, we estimate that the GAAP net loss for first quarter 2020 was approximately $200 million, book value as of March 31, 2020 was approximately $22 per share, and tangible book value was approximately $20 per share.
We estimate the mark-to-market on our MSR portfolio net of excess spread liabilities was approximately $394 million, of which $364 million is related to changes in assumptions and $30 million represents the excess of fair value amortization over cost basis.
On an operating basis, that is, excluding the estimated $364 million mark-to-market, intangible amortization, and $4 million in severance, we estimate that during the first quarter the Company earned approximately $120 million in income before taxes.
Operating results for the Originations Segment included a $21 million charge to reverse estimated gains associated with spec pool deliveries given dislocations in that market and an $13 million charge to eliminate revenue associated with loans where customer employment issues may pose a risk to closing.
Servicing results included a $15 million loss associated with the Reverse portfolio, reflecting the impact of the significant decline in interest rates on the purchase accounting for HMBS bonds.
The Corporate segment included an $8 million charge associated with the exit of an ancillary business unit which is part of our corporate actions initiatives to improve efficiency.
Liquidity
As of March 31, 2020, unrestricted cash was approximately $570 million.
As of March 31, 2020, our total warehouse line capacity was $8.8 billion, unchanged from December 31, 2019.  Servicing advance financing capacity was also unchanged at $900 million.  Utilization for both warehouse and servicing advance lines remained in line with December 31, 2019.  We are actively engaged with banking partners to proactively expand bank line capacity and assess securitization opportunities for future needs.

Servicing Portfolio Composition
The following table presents a preliminary estimate of the composition of our servicing portfolio as of March 31, 2020:
Unpaid Principal Balance ($bn’s)	1Q’20
GSE	$129
GNMA	108
PLS	54
Forward owned	291
Subservicing and other	317
Reverse	21
Total servicing portfolio	$629

Origination Activities
Interest rate locks (pull-through adjusted) totaled $4.2 billion in January, $4.3 billion in February, and $4.3 billion in March.
Regulatory Capital and Liquidity and Covenant Compliance
As of March 31, 2020, our operating subsidiary Nationstar Mortgage LLC is expected to be in compliance with all regulatory capital and liquidity requirements and lender covenants.
The guidance provided herein is only an estimate of what Mr. Cooper Group believes is realizable as of the date of this Form 8-K. Actual results may vary from the guidance and the variations may be material. The Company recognizes the considerable uncertainty in the current environment relating to the impact of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, Fannie Mae, Freddie Mac, Ginnie Mae and regulators, as well as the potential for ongoing disruption in the financial markets and in commercial activity generally. In this context, forecasting our liquidity and financial condition is particularly challenging. Estimates of the COVID-19 impact by economists and mortgage industry experts vary considerably.  Any statements in this release that are not historical or current facts are forward looking statements. These forward-looking statements include statements concerning Mr. Cooper Group’s expectations or predictions of future financial, liquidity and business performance or conditions. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward statements. Mr. Cooper Group undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law. The information furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. Non-GAAP financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance.  Book value per share is defined as shareholders equity, which is estimated at $2.0 billion as of March 31, 2020, divided by estimated weighted average diluted shares of 93.4 million.  The difference between book value and tangible book value includes estimated goodwill and intangibles of approximately $2 per share as of March 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: April 06, 2020	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Vice Chairman & Chief Financial Officer